SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

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HYPERION SOLUTIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Hyperion Solutions Corporation Letterhead]

October 25, 2004

Institutional Shareholder Services
Attention: Philip Zemen
2099 Gaither Road, Suite 501
Rockville, Maryland 20850-4045

Dear Mr. Zemen:

     Hyperion Solutions Corporation (the “Company”) is furnishing you with this letter in order to provide supplemental information regarding equity awards granted pursuant to the Company’s current equity compensation plans, other than the 1995 Employee Stock Purchase Plan (the “Equity Compensation Plans”).

     The following table provides certain information regarding the Equity Compensation Plans as of September 12, 2004 (the “Record Date”), the record date for the annual meeting of the Company’s stockholders scheduled for November 10, 2004:

Equity Compensation Plans

Number of securities to be	Weighted-average	Weighted-average	Number of securities available
issued upon exercise of	remaining term of	exercise price of	for future issuance under
outstanding options	outstanding options	outstanding options	Equity Compensation Plans
7,392,967	5.57 years	$27.77	638,955

     Of the 638,955 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available as of the Record Date for future issuance under the Equity Compensation Plans, 35,000 shares of Common Stock are able to be granted as restricted stock.

     Should you have any further questions in this matter, please contact William M. Poudrier (212-850-8160 e-mail: wpoudrier@millertabak.com.), who is acting on the Company’s behalf in this matter.

Very truly yours,
/s/ David Odell
David Odell
Chief Financial Officer